                                                                  Exhibit 10.1


September 10, 1997



Pillowtex Corporation
4111 Mint Way
Dallas, TX 75237

Attn:    Mr. Jeffrey D. Cordes

RE:      Merger Financing

Gentlemen:

You have advised us that Pillowtex Corporation (the "Borrower") intends to acquire all of the capital stock of Fieldcrest Cannon Inc. (the "Acquired Company") for approximately $415 million through the merger of the Acquired Company with or into the Borrower or a wholly owned subsidiary thereof (hereinafter the acquisition of Acquired Company may be referred to as the "Merger"). You have advised us that in connection with the Merger approximately $13 million of the Acquired Company's existing industrial revenue bond obligations will remain outstanding and that the Acquired Company's existing $118 million 6% convertible subordinated debentures will either remain outstanding, or be converted at the option of the holders into approximately $72 million in cash and $19 million of Pillowtex common stock. All other existing debt of the Acquired Company (consisting of approximately $115 million of senior secured bank debt and approximately $85 million of senior subordinated debentures) will be repaid or called for redemption simultaneously with the completion of the Merger. You have also advised us that the Borrower intends to refinance its existing bank senior debt (approximately $94 million) simultaneously with the completion of the Merger, and keep outstanding its existing its senior subordinated debentures (approximately $125 million) and certain other existing senior secured debt (approximately $9 million).

In order to complete the Merger and refinancings described above, and to pay the costs and expenses related to the Merger and related financings, you have advised us that the Borrower intends (i) to pay not less than 20.58% of the total consideration paid to holders of the Acquired Company's capital stock in the form of newly issued common stock of the Borrower, (ii) to pay not less than 20.58% of any conversion consideration requested by holders of the Acquired Company's 6% convertible subordinated debentures in the form of newly issued common stock of the Borrower, (iii) to privately place not less than $65 million of its newly issued preferred stock, (iv) to raise not less than $150 million from its issuance of new senior subordinated debt (the "Subordinated Debt") either through the issuance of subordinated bridge notes under the commitment letter with NationsBridge L.L.C. dated as the date hereof (together with any extensions thereof being the "Bridge Notes") or through its issuance of other Subordinated Debt, and (v) to borrow not more than $455 million (with such amount being increased by 79.42% of any conversion consideration requested by holders of the Acquired Company's 6% convertible subordinated debentures) under newly arranged senior credit facilities.

Pillowtex Corporation
September 10, 1997
Page 2


In connection with the foregoing, NationsBank of Texas, N.A. ("NationsBank" or the "Agent") is pleased to advise you of its commitment (this letter agreement being the "Commitment Letter") to provide the full principal amount of the Senior Credit Facilities described in the Summary of Indicative Terms and Conditions attached to this Commitment Letter as Exhibit A (the "Term Sheet"). NationsBanc Capital Markets, Inc. ("NCMI") is pleased to advise you of its commitment, as Arranger and Syndication Agent for the Senior Credit Facilities, to form a syndicate of financial institutions (the "Lenders") reasonably acceptable to you for the Senior Credit Facilities. If NationsBank and NCMI shall determine in their sole discretion that it will not adversely affect syndication of the Senior Credit Facilities, the Revolving Credit Facility described in the Term Sheet may be documented as a renewal and extension of the Borrower's existing revolving credit agreement and the Term Loan Facility described in the Term Sheet may be documented under a separate new credit agreement. In such event, the separate credit agreements will contain identical provisions as outlined in the Term Sheet and will subject to an inter-creditor agreement providing for cross collateralization, cross approval of amendments and waivers, and such other matters as are necessary to accomplish the intent of the Term Sheet. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet, and this letter agreement.

The commitments of NationsBank and NCMI hereunder are subject to each of the terms and conditions set forth herein and in the Term Sheet, and to the satisfaction of each of the following conditions precedent in a manner acceptable to NationsBank and NCMI:

(a) execution by the Borrower, the Acquired Company and/or other appropriate parties of the definitive merger agreement and other related documentation relating to the Merger (the "Merger Agreement"), substantially in the form of the September 5, 1997 draft thereof previously provided to NationsBank and NCMI;

(b) the negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facilities consistent with the Term Sheet and otherwise reasonably satisfactory to NationsBank and NCMI; and

(c) there not having occurred and being continuing since the date hereof a material adverse change in the market for syndicated bank credit facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by NationsBank and NCMI in their reasonable discretion.

NationsBank will act as Agent for the Senior Credit Facilities and NCMI will act as Arranger and Syndication Agent for the Senior Credit Facilities. No additional agents will be appointed without the prior approval of the Borrower, NationsBank and NCMI.

Furthermore, the commitments of NationsBank and NCMI hereunder are based upon the financial and other information regarding the Borrower, the Acquired Company and their respective subsidiaries previously provided to NationsBank and NCMI and are subject to the condition, among others, that there shall not have occurred after the date of such information, in the reasonable opinion of NationsBank and NCMI, any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, the Acquired Company and their

Pillowtex Corporation
September 10, 1997
Page 3



subsidiaries taken as a whole. If the continuing review by NationsBank and NCMI of the Borrower and the Acquired Company discloses information relating to conditions or events not previously disclosed to NationsBank and NCMI or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank and NCMI which NationsBank and NCMI in their reasonable discretion believe may have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrower, the Acquired Company, and their subsidiaries taken as a whole, NationsBank and NCMI may, in their reasonable discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in the proposed financing.

You agree to actively assist NationsBank and NCMI in achieving syndication of the Senior Credit Facilities in a manner reasonably satisfactory to NationsBank, NCMI and you. In the event that such syndication cannot be achieved in a manner reasonably satisfactory to NationsBank, NCMI and you under the structure outlined in the Term Sheet you agree to cooperate with NationsBank and NCMI in developing an alternative structure that will permit syndication of the Senior Credit Facilities in a manner reasonably satisfactory to NationsBank, NCMI and you. Syndication of the Senior Credit Facilities will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and the proposed Lenders. To assist NationsBank and NCMI in the syndication efforts, you hereby agree to (a) provide and cause your advisors to provide NationsBank and NCMI and the other Lenders upon request with all information reasonably deemed necessary by NationsBank and NCMI to complete syndication, including but not limited to information and evaluations prepared by the Borrower and its advisors, or on their behalf, relating to the Merger, (b) assist NationsBank and NCMI upon their reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Credit Facilities and (c) otherwise assist NationsBank and NCMI in their syndication efforts, including making available officers and advisors of the Borrower and its subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrower and the Acquired Company and their subsidiaries, as appropriate, at a meeting or meetings of prospective Lenders. You further agree to refrain from engaging in any additional debt financings for the Acquired Company (except as described in this letter and except for the Subordinated Debt) during such syndication process unless otherwise agreed to by NationsBank and NCMI.

It is understood and agreed that NationsBank and NCMI, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. NationsBank agrees to use its reasonable efforts to satisfy the Borrower's preferences with respect to the selection of proposed Lenders and the final allocation of the commitments among the Lenders. It is understood that no Lender participating in the Senior Credit Facilities will receive compensation from you outside the terms contained herein and in the Term Sheet in order to obtain its commitment. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of NationsBank and NCMI and that any syndication prior to execution of definitive documentation will reduce the commitment of NationsBank.

You hereby represent, warrant and covenant that to the best of your knowledge
(a) all information, other than Projections (as defined below), which has been or is hereafter made

Pillowtex Corporation
September 10, 1997
Page 4



available to NationsBank and NCMI or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning the Borrower and the Acquired Company that have been or are hereafter made available to NationsBank and NCMI or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Senior Credit Facilities so that the representation and warranty in the preceding sentence is correct on the such date. In arranging and syndicating the Senior Credit Facilities, NationsBank and NCMI will be using and relying on the Information and the Projections without independent verification thereof.

By executing this Commitment Letter you also agree to reimburse NationsBank and NCMI from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of legal counsel to NationsBank) incurred in connection with the Senior Credit Facilities and the preparation of the definitive documentation for the Senior Credit Facilities and the other transactions contemplated hereby.

IN THE EVENT THAT NATIONSBANK OR NCMI BECOMES INVOLVED IN ANY CAPACITY IN ANY ACTION, PROCEEDING OR INVESTIGATION IN CONNECTION WITH ANY MATTER CONTEMPLATED BY THIS LETTER, THE BORROWER WILL REIMBURSE NATIONSBANK AND NCMI FOR THEIR REASONABLE LEGAL AND OTHER EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) AS THEY ARE INCURRED BY NATIONSBANK OR NCMI. THE BORROWER ALSO AGREES TO INDEMNIFY AND HOLD HARMLESS NATIONSBANK, NCMI AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES AND LIABILITIES, JOINT OR SEVERAL, RELATED TO OR ARISING OUT OF ANY MATTERS CONTEMPLATED BY THIS LETTER (INCLUDING ANY ARISING OUT OF THE NEGLIGENCE OF ANY INDEMNIFIED PARTY), UNLESS AND ONLY TO THE EXTENT THAT IT SHALL BE FINALLY JUDICIALLY DETERMINED THAT SUCH LOSSES, CLAIMS, DAMAGES OR LIABILITIES RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF NATIONSBANK, NCMI OR SUCH OTHER INDEMNIFIED PARTY.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitment of NationsBank and NCMI hereunder, provided, however, that the provisions of the immediately preceding two paragraphs shall be superseded by the provisions of the definitive financing documentation.

As described herein and in the Term Sheet, NCMI will act as Arranger and Syndication Agent for the Senior Credit Facilities. NationsBank reserves the right to allocate, in whole or in part, to NCMI certain fees payable to NationsBank in such manner as NationsBank

Pillowtex Corporation
September 10, 1997
Page 5



and NCMI agree in their sole discretion. You acknowledge and agree that NationsBank may share with any of its affiliates (including specifically NCMI) any information relating to the Senior Credit Facilities, the Borrower, the Acquired Company and their subsidiaries and affiliates, subject to a confidentiality agreement reasonably acceptable to you.

This Commitment Letter may not be assigned without the prior written consent of NationsBank and NCMI.

If you are in agreement with the foregoing, please execute and return the enclosed copy of this letter agreement no later than 5:00 p.m. Dallas, Texas time on September 11, 1997. This letter agreement will become effective upon your delivery to us of executed counterparts of this letter agreement and the fee letter of even date herewith (the "Fee Letter") and, without limiting the more specific terms hereof and of the Term Sheet, you agree upon acceptance of this commitment to pay the fees set forth in the Term Sheet and in the Fee Letter. This commitment shall terminate if not so accepted by you prior to that time. Following acceptance by you, this commitment will terminate on December 31, 1997 , unless the Senior Credit Facilities are closed by such time.

Except as required by applicable law, this Commitment Letter, the Term Sheet, and the Fee Letter and the contents hereof and thereof shall not be disclosed by you to any third party without the prior consent of NationsBank and NCMI, other than to your attorneys, financial advisors and accountants, in each case to the extent necessary in your reasonable judgment; provided, however, it is understood and agreed that after your acceptance of this Commitment Letter, the Term Sheet and the Fee Letter you may disclose the terms of this letter and the Term Sheet (but not the Fee Letter) to the Acquired Company and its attorneys and financial advisors and accountants in connection with the Merger, in filings with the SEC and other applicable regulatory authorities and stock exchanges, and in proxy and other materials disseminated to stockholders and other purchasers of securities of the Borrower. Without limiting the foregoing, in the event that you disclose the contents of this letter or the Fee Letter in contravention of the preceding sentence, you shall be deemed to have accepted the terms of this Commitment Letter and Term Sheet, and the Fee Letter.

THIS COMMITMENT LETTER (INCLUDING THE TERM SHEET), THE FEE LETTER AND ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.




                  {Remainder of page intentionally left blank}

Pillowtex Corporation
September 10, 1997
Page 6



This letter may be executed in counterparts which, taken together, shall constitute an original.

                                           Very truly yours,

                                           NATIONSBANK OF TEXAS, N.A.


                                           By:   /s/  DOUGLAS E. HUTT
                                                ------------------------------
                                           Title:     Senior Vice President


                                           NATIONSBANC CAPITAL MARKETS, INC.


                                           By:   /s/  HAROLD R. BATTIE
                                                ------------------------------
                                           Title:     Managing Director




ACCEPTED AND AGREED TO:

PILLOWTEX CORPORATION


By:   /s/  JEFFREY D. CORDES
     ------------------------------
Title:     President and COO
Date:      9/10/97

                                   EXHIBIT A

                             PILLOWTEX CORPORATION

                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS

                               SEPTEMBER 10, 1997

===============================================================================

BORROWER:                                 Pillowtex Corporation.

GUARANTORS:                               The Senior  Credit  Facilities
                                          shall be guaranteed by all existing
                                          and hereafter acquired domestic
                                          subsidiaries of the Borrower (the
                                          "Guarantors") upon consummation of
                                          the Merger. All guarantees shall be
                                          guarantees of payment and not of
                                          collection.

AGENT: NationsBank of Texas, N.A. (the "Agent" or "NationsBank") will act as sole and exclusive administrative and collateral agent. As such,
                                          NationsBank will negotiate with the
                                          Borrower, act as the primary contact
                                          for the Borrower and perform all
                                          other duties associated with the role
                                          of exclusive administrative agent. No
                                          other agents or co-agents may be
                                          appointed without the prior written
                                          consent of the Borrower, NationsBank
                                          and NCMI.

ARRANGER &
SYNDICATION AGENT:                        NationsBanc Capital Markets, Inc.
                                          ("NCMI").

LENDERS: A syndicate of financial institutions (including NationsBank) arranged by NCMI, which institutions shall be reasonably acceptable to the Borrower and the Agent (collectively, the "Lenders").

SENIOR CREDIT FACILITIES:                 An  aggregate  principal  amount of
                                          up to $600 million will be available
                                          under the conditions hereinafter set
                                          forth:

                                          Revolving Credit Facility: $350
                                          million revolving credit facility,
                                          which will include a $40 million
                                          sublimit for the issuance of standby
                                          and commercial letters of credit
                                          (each a "Letter of Credit"). Letters
                                          of Credit will be issued by
                                          NationsBank (in such capacity, the
                                          "Fronting Bank"), and each Lender
                                          will purchase an irrevocable and
                                          unconditional participation in each
                                          Letter of Credit. Up to $15 million
                                          of the Revolving Credit Facility will
                                          be available for swing line advances
                                          to be funded solely by the Agent
                                          ("Swing Line Loans"). Swing Line
                                          Loans will constitute usage under the
                                          Revolving Credit Facility (except for
                                          purposes of computing the Commitment
                                          Fee), and will reduce availability
                                          for Revolving Credit Loans and
                                          Letters of Credit. At any time
                                          (including during the continuance of
                                          an event of default) the Agent may
                                          require that its Swing Line Loans be
                                          refinanced with new Revolving Credit
                                          Loans which will be made pro-rata by
                                          all Lenders.

                                          Term Loan Facility: $250 million term
                                          loan facility comprised of two
                                          separate term loan tranches:

                                          (i)   $125 million Tranche A Term
                                                Loan.

                                          (ii)  $125 million Tranche B Term
                                                Loan.

PURPOSE: The proceeds of the Senior Credit Facilities shall be used: (i) to refinance certain existing indebtedness of the Borrower and the Acquired Company (ii) to purchase the capital stock of the Acquired Company pursuant to the Merger Agreement (as defined below) and to pay any conversion consideration requested by holders of the Acquired Company's 6% convertible subordinated debentures;
                                          (iii) to pay fees and expenses
                                          incurred in connection with the
                                          Merger, and (iv) to provide for
                                          working capital and general corporate
                                          purposes of the Borrower.

INTEREST RATES:                           The Senior Credit Facilities (except
                                          for Swing Line Loans) shall bear
                                          interest, at the option of the
                                          Borrower, at a rates per annum equal
                                          to either (i) the LIBOR interbank
                                          rate, adjusted for reserves, or (ii)
                                          the Base Rate (defined as the higher
                                          of (a) the NationsBank prime rate and
                                          (b) the Federal Funds rate plus
                                          1/2%), in each case plus the
                                          "Applicable Margins" set forth
                                          below.


              x = Ratio of Debt/EBITDA         LIBOR + *     Base Rate + *
              ------------------------         ---------     -------------

              x < or = to 5.50                 225 bps         75 bps

              5.00 < or = to x <  5.50         200 bps         50 bps

              4.50 < or = to x <  5.00         175 bps         25 bps

              4.00 < or = to x <  4.50         150 bps          0 bps

              3.50 < or = to x <  4.00         125 bps          0 bps

              3.00 < or = to x <  3.50         100 bps          0 bps

              x < 3.00                          75 bps          0 bps


                                          * The Applicable Margins shown above
                                          are applicable only to the Revolving
                                          Credit Loans and Tranche A Term Loan.
                                          The Applicable Margins with respect
                                          to the Tranche B Term Loan shall be
                                          equal to the Applicable Margins shown
                                          above, plus 50 bps. Nothwithstanding
                                          the foregoing, the Applicable Margins
                                          with respect to the Tranche B Term
                                          Loan shall never be reduced below
                                          Libor + 200bps and Base Rate + 50
                                          bps.

                                          Swing Line Loans shall bear interest
                                          at the Base Rate plus the Applicable
                                          Margins shown above, less the
                                          Commitment Fee.

                                          The Borrower's initial Applicable
                                          Margins shall be based upon the
                                          Borrower's ratio of Debt/EBITDA at
                                          Closing using the most recent
                                          combined LTM EBITDA of the Borrower
                                          and the Acquired Company adjusted to
                                          include those pro-forma cost savings
                                          permitted by the Borrower's
                                          independent accountants in accordance
                                          with Regulation S-X. Notwithstanding
                                          the foregoing, the Borrower's initial
                                          Applicable Margins shall not assume a
                                          ratio of Debt/EBITDA of less than
                                          5.00 to 1.00. Changes in the
                                          Borrower's Applicable Margin will be
                                          effective two business days following
                                          the Agent's receipt of financial
                                          statements indicating a change,
                                          commencing with the receipt of the
                                          Borrower's 3-31-98 financial
                                          statements.

                                          If during the 180 day period
                                          following the Closing, any breakage
                                          costs, charges or fees are incurred
                                          with respect to LIBOR loans on
                                          account of the syndication of the
                                          Senior Credit Facilities, the
                                          Borrower shall immediately reimburse
                                          the Agent for any such costs, charges
                                          or fees. Such right of reimbursement
                                          to be in addition to and not in
                                          limitation of customary cost and
                                          yield protection.

                                          The Borrower may select interest
                                          periods of 1, 2, 3 or 6 months for
                                          LIBOR loans, subject to availability.

                                          A penalty rate shall apply on all
                                          loans in the event of default at a
                                          rate per annum of 2% above the
                                          applicable interest rate.

                                          The loan documentation shall include
                                          cost and yield protection customary
                                          for transaction and facilities of
                                          this type, including without
                                          limitation changes in capital
                                          adequacy and capital requirements or
                                          their interpretation, illegality,
                                          unavailability, and reserves, all
                                          without proration or offset.

LETTER OF CREDIT FEES:                    Letter  of  Credit  fees  are  due
                                          quarterly in arrears to be shared
                                          proportionately by the Lenders. Fees
                                          will be equal to (i) for standby
                                          Letters of Credit 100%, and (ii) for
                                          commercial Letters of Credit 50%, of
                                          the Libor Applicable Margin for
                                          Revolving Credit Loans in effect from
                                          time to time on a per annum basis,
                                          plus a fronting fee of 12.5 bps per
                                          annum to be paid to Fronting Bank for
                                          its own account. Fees will be
                                          calculated on the aggregate stated
                                          amount for each letter of credit for
                                          the stated duration thereof.

COMMITMENT FEE                            A 50 basis  points per annum
                                          (calculated on the basis of actual
                                          number of days elapsed in a year of
                                          360 days) Commitment Fee calculated
                                          on the unused portion of the Senior
                                          Credit Facilities shall commence to
                                          accrue upon the closing of a
                                          definitive credit agreement, and
                                          shall thereafter be payable quarterly
                                          in arrears. The Commitment Fee shall
                                          be reduced (i) to 37.5 basis points
                                          per annum for any period where the
                                          Borrower's ratio of Debt/EBITDA <
                                          4.00, and (ii) to 25 basis points
                                          during any period where the
                                          Borrower's ratio of Debt/EBITDA <
                                          3.50. For purposes of determining the
                                          Commitment Fee, Revolving Credit
                                          Loans and Letters of Credit, but not
                                          Swing Line Loans, constitute usage.

MATURITY:                                 The  Revolving   Credit   Facility
                                          shall terminate and all amounts
                                          outstanding thereunder shall be due
                                          and payable in full six years from
                                          12/31/97.

                                          The Term Loan Facility shall be
                                          subject to repayment according to the
                                          Scheduled Amortization, with the
                                          final payment of all amounts
                                          outstanding, plus accrued interest,
                                          being due six years from 12/31/97 for
                                          the Tranche A Term Loan and seven
                                          years from 12/31/97 for the Tranche B
                                          Term Loan.

AVAILABILITY/SCHEDULED
AMORTIZATION:                             Revolving  Credit  Facility:  Loans
                                          under the Revolving Credit Facility
                                          ("Revolving Credit Loans" and "Swing
                                          Line Loans", and
                                          together with the Term Loans, the
                                          "Loans") may be made, and Letters of
                                          Credit may be issued subject to
                                          availability.

                                          Term Loan Facility: Loans under the
                                          Term Loan Facility ("Term Loans")
                                          will be available in a single
                                          borrowing at Closing and be subject
                                          to quarterly amortization of
                                          principal, based upon the annual
                                          amounts shown below (the "Scheduled
                                          Amortization").

                                      Tranche A             Tranche B
        Year Ending                   Term Loan             Term Loan
        -----------                   ---------             ---------
        12/31/98                               $0           $1,250,000
        12/31/99                       $5,000,000           $1,250,000
        12/31/00                      $15,000,000           $1,250,000
        12/31/01                      $25,000,000           $1,250,000
        12/31/02                      $35,000,000           $1,250,000
        12/31/03                      $45,000,000           $1,250,000
        12/31/04                               $0         $117,500,000


SECURITY:                                 Concurrently  with the  Merger,  the
                                          Agent (on behalf of the Lenders)
                                          shall receive a first priority
                                          perfected security interest in all of
                                          the capital stock of each of the
                                          domestic subsidiaries (direct or
                                          indirect) of the Borrower and 65% of
                                          the capital stock of each foreign
                                          subsidiary (direct or indirect) of
                                          the Borrower, which capital stock
                                          shall not be subject to any other
                                          lien or encumbrance. The Agent (on
                                          behalf of the Lenders) shall also
                                          receive a first priority perfected
                                          security interest in all other
                                          presently unencumbered and future
                                          domestic assets and properties of the
                                          Borrower and its subsidiaries
                                          (including, without limitation,
                                          accounts receivable, inventory,
                                          material real property, machinery,
                                          equipment, contracts, trademarks,
                                          copyrights, patents, license
                                          agreements, and general intangibles).

                                          The foregoing security shall ratably
                                          secure the Senior Credit Facilities
                                          and any interest rate swap/foreign
                                          currency swap or similar agreements
                                          with a Lender under the Senior Credit
                                          Facilities.

MANDATORY PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                               Until the  Borrower's  ratio of
                                          Debt/EBITDA less than 4.00, in
                                          addition to the amortization set
                                          forth above, the Term Loan Facility
                                          will be prepaid by an amount equal to
                                          (a) 100% of the net cash proceeds of
                                          all asset sales by the Borrower or
                                          any subsidiary of the Borrower
                                          (including stock of subsidiaries),
                                          subject to de minimus baskets and
                                          reinvestment provisions to be agreed
                                          upon and net of selling expenses and
                                          taxes to the extent such taxes are
                                          paid; (b) 75% of Excess Cash Flow (to
                                          be defined) pursuant to an annual
                                          cash sweep arrangement; (c) 100% of
                                          the net cash proceeds from the
                                          issuance of any debt after the
                                          Closing by the Borrower or any
                                          subsidiary (excluding certain
                                          permitted debt and Subordinated Debt
                                          issued to refinance the Bridge
                                          Notes); and (d) 50% of the net cash
                                          proceeds from the issuance of equity
                                          by the Borrower or any subsidiary
                                          after the Closing (excluding equity
                                          proceeds that are applied to repay
                                          the Bridge Notes). Prepayments shall
                                          be applied pro rata to reduce
                                          the Tranche A Term Loan and the
                                          Tranche B Term Loan, and within each
                                          tranche, pro rata with respect to
                                          each remaining installment of
                                          principal.

OPTIONAL PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                               The  Borrower  may  prepay the
                                          Senior Credit Facilities in whole or
                                          in part at any time without premium
                                          or penalty, subject to reimbursement
                                          of the Lenders' breakage and
                                          re-deployment costs in the case of
                                          prepayment of LIBOR borrowings.
                                          Optional Prepayments of the Term
                                          Loans shall be applied pro rata to
                                          reduce the Tranche A Term Loan and
                                          the Tranche B Term Loan, and within
                                          each tranche, pro rata with respect
                                          to each remaining installment of
                                          principal.

CONDITIONS PRECEDENT
TO CLOSING: The initial funding of the Senior Credit Facilities will be subject to the satisfaction of conditions precedent usual and customary for leveraged financings generally and for this transaction in particular, including but not limited to the following:

                                          (i)      The negotiation, execution
                                                   and delivery of definitive
                                                   documentation with respect
                                                   to the Senior Credit
                                                   Facilities reasonably
                                                   satisfactory to NCMI, the
                                                   Agent and the Lenders.

                                          (ii)     The Merger shall have been
                                                   consummated in accordance
                                                   with the terms of the Merger
                                                   Agreement and in compliance
                                                   with applicable law and
                                                   regulatory approvals. The
                                                   Merger Agreement shall not
                                                   have been altered, amended
                                                   or otherwise changed or
                                                   supplemented in any material
                                                   respect or any material
                                                   condition therein waived,
                                                   without the prior written
                                                   consent of the Agent, which
                                                   shall not be unreasonably
                                                   withheld.

                                          (iii)    The Agent shall be satisfied
                                                   that after giving affect to
                                                   transactions contemplated
                                                   hereby, at the Closing (a)
                                                   the Borrower will have not
                                                   less than $40 million of
                                                   availability under the
                                                   Revolving Credit Facility
                                                   immediately after the
                                                   initial funding of the
                                                   Senior Credit Facilities
                                                   (with such amount being
                                                   increased by 79.42% of any
                                                   conversion consideration
                                                   which may be requested by
                                                   holders of the Acquired
                                                   Company's 6% convertible
                                                   subordinated debentures
                                                   after the initial funding of
                                                   the Senior Credit
                                                   Facilities), (b) the
                                                   Borrower shall have issued
                                                   the Bridge Notes in
                                                   accordance with the
                                                   commitment letter of
                                                   NationsBridge, L.L.C. of
                                                   even date herewith, or other
                                                   Subordinated Debt on terms
                                                   satisfactory to the Agent,
                                                   in an amount of not less
                                                   than $150 million, (c) the
                                                   Borrower shall have received
                                                   net proceeds of not less
                                                   than $64 million from its
                                                   issuance of new preferred
                                                   stock of the Borrower on
                                                   substantially the terms set
                                                   forth in the September 9,
                                                   1997 draft of the Preferred
                                                   Stock Purchase Agreement of
                                                   even date herewith, and (d)
                                                   the Borrower shall have
                                                   issued its common stock as
                                                   partial consideration for
                                                   not less than

                                                   20.58% of the aggregate
                                                   value of all capital stock
                                                   of the Acquired Company
                                                   acquired by the Borrower and
                                                   any conversion consideration
                                                   requested by holders of the
                                                   Acquired Company's 6%
                                                   convertible subordinated
                                                   debentures at the Closing.

                                          (iv)     There shall not have
                                                   occurred, in the Agent's
                                                   reasonable estimation, a
                                                   material adverse change
                                                   since December 31, 1996 in
                                                   the business, assets,
                                                   operations, condition
                                                   (financial or otherwise) or
                                                   prospects of the Borrower
                                                   and its subsidiaries and the
                                                   Acquired Company and its
                                                   subsidiaries taken as a
                                                   whole, or in the facts and
                                                   information regarding such
                                                   entities as represented to
                                                   date.

                                          (v)      The Agent shall have
                                                   received (a) satisfactory
                                                   opinions of counsel to the
                                                   Borrower (which shall cover,
                                                   among other things,
                                                   authority, legality,
                                                   validity, binding effect and
                                                   enforceability of the
                                                   documents for the Senior
                                                   Credit Facilities) and such
                                                   corporate resolutions,
                                                   certificates and other
                                                   documents as the Agent shall
                                                   reasonably require and (b)
                                                   satisfactory evidence that
                                                   the Agent (on behalf of the
                                                   Lenders) holds a perfected,
                                                   first priority lien in all
                                                   collateral for the Senior
                                                   Credit Facilities, subject
                                                   to no other liens except for
                                                   permitted liens to be
                                                   determined.

                                          (vi)     Receipt of all governmental,
                                                   shareholder and third party
                                                   consents (including
                                                   Hart-Scott Rodino clearance)
                                                   and approvals necessary, in
                                                   the reasonable opinion of
                                                   the Agent, in connection
                                                   with the purchase of the
                                                   Acquired Company and the
                                                   related financings and other
                                                   transactions contemplated
                                                   hereby and expiration of all
                                                   applicable waiting periods
                                                   without any action being
                                                   taken by any authority that
                                                   could restrain, prevent or
                                                   impose any material adverse
                                                   conditions on the Borrower
                                                   and its subsidiaries
                                                   (including the Acquired
                                                   Company and its
                                                   subsidiaries), or such other
                                                   transactions, or that could
                                                   seek or threaten any of the
                                                   foregoing, and no law or
                                                   regulation shall be
                                                   applicable which in the
                                                   judgment of the Agent
                                                   could have such effect.

                                          (vii)    The Borrower and its
                                                   subsidiaries (including the
                                                   Acquired Company and its
                                                   subsidiaries) shall be in
                                                   compliance with all existing
                                                   financial obligations (after
                                                   giving effect to the
                                                   Merger).

REPRESENTATIONS &
WARRANTIES:                               Usual and customary for transactions
                                          of this type, to include without
                                          limitation: (i) corporate status;
                                          (ii) corporate power and
                                          authority/enforceability; (iii) no
                                          violation of law or contracts or
                                          organizational documents; (iv) no
                                          material litigation; (v) correctness
                                          of specified financial statements and
                                          no material adverse change; (vi) no
                                          required governmental or third party
                                          approvals; (vii) use of
                                          proceeds/compliance with margin
                                          regulations; (viii) status under
                                          Investment Company Act; (ix) ERISA;
                                          (x) environmental matters; (xi)
                                          perfected liens and
                                          security interests; (xii) payment of
                                          taxes, and (xiii) consummation of the
                                          Merger.

COVENANTS:                                Usual and customary for transactions
                                          of this type, to include without
                                          limitation: (i) delivery of financial
                                          statements and other reports; (ii)
                                          delivery of compliance certificates:
                                          (iii) notices of default, material
                                          litigation and material governmental
                                          and environmental proceedings; (iv)
                                          compliance with laws; (v) payment of
                                          taxes; (vi) maintenance of insurance;
                                          (vii) limitation on liens; (viii)
                                          limitations on mergers,
                                          consolidations and sales of assets;
                                          (ix) limitations on incurrence of
                                          debt; (x) limitations on dividends
                                          and stock redemptions and the
                                          redemption and/or prepayment of other
                                          debt; (xi) limitations on
                                          investments; (xii) ERISA; (xiii)
                                          limitation on transactions with
                                          affiliates; and (xiv) limitation on
                                          capital expenditures.

                                          Financial covenants to include (but
                                          not limited to):

                                          o     Maintenance  at all times of a
                                                Minimum Net Worth, with step-up
                                                provisions to be agreed upon,

                                          o     Maintenance on a rolling four
                                                quarter basis of a Maximum
                                                Leverage Ratio (total funded
                                                debt/EBITDA), and

                                          o     Maintenance on a rolling four
                                                quarter basis of a Minimum
                                                Fixed Charge Coverage Ratio
                                                (EBITDA less capital
                                                expenditures)/(interest expense
                                                + scheduled principal
                                                repayments).

EVENTS OF DEFAULT:                        Usual and customary in transactions
                                          of this nature, and to include,
                                          without limitation, (i) nonpayment of
                                          principal, interest, fees or other
                                          amounts, (ii) violation of covenants,
                                          (iii) inaccuracy of representations
                                          and warranties, (iv) cross-default to
                                          other material agreements and
                                          indebtedness, (v) bankruptcy, (vi)
                                          material judgments, (vii) ERISA,
                                          (viii) actual or asserted invalidity
                                          of any loan documents or security
                                          interests, or (ix) Change in Control
                                          of the Borrower.

ASSIGNMENTS/
PARTICIPATIONS:                           Each Lender will be  permitted  to
                                          make assignments to other financial
                                          institutions approved by the Borrower
                                          and the Agent, which approval shall
                                          not be unreasonably withheld. Lenders
                                          will be permitted to sell
                                          participations with voting rights
                                          limited to significant matters such
                                          as changes in amount, rate, and
                                          maturity date. An assignment fee of
                                          $3,500 is payable by the Lender to
                                          the Agent upon any such assignment
                                          occurring (including, but not limited
                                          to an assignment by a Lender to
                                          another Lender).

WAIVERS & AMENDMENTS:                     Amendments and waivers of the
                                          provisions of the loan agreement and
                                          other definitive credit documentation
                                          will require the approval of Lenders
                                          holding loans and commitments
                                          representing more than 50% of the
                                          aggregate amount of loans and
                                          commitments under the Senior Credit
                                          Facilities, except that (a) the
                                          consent of all the Lenders affected
                                          thereby shall be required with
                                          respect to (i) increases in
                                          commitment amounts, (ii) reductions
                                          of principal, interest, or fees,
                                          (iii) extensions of
                                          scheduled maturities or times for
                                          payment, (iv) releases of all or
                                          substantially all collateral and (v)
                                          releases of all or substantially all
                                          guarantors and (b) the consent of the
                                          Lenders holding at least 50% of the
                                          Tranche A Term Loan Facility and at
                                          least 50% of the Tranche B Term Loan
                                          Facility shall be required with
                                          respect to any amendment that changes
                                          the allocation of any payment between
                                          the Tranche A and Tranche B Term Loan
                                          Facilities.

INDEMNIFICATION:                          The  Borrower  shall  indemnify  the
                                          Lenders from and against all losses,
                                          liabilities, claims, damages or
                                          expenses relating to their loans, the
                                          Borrower's use of loan proceeds or
                                          the commitments, including but not
                                          limited to reasonable attorneys' fees
                                          and settlements costs. This
                                          indemnification shall survive and
                                          continue for the benefit of the
                                          Lenders at all times after the
                                          Borrower's acceptance of the Lenders'
                                          commitment for the Senior Credit
                                          Facilities, notwithstanding any
                                          failure of the Senior Credit
                                          Facilities to close.

CLOSING:                                  On or before December 31, 1997.

GOVERNING LAW:                            Texas

EXPENSES:                                 Borrower will pay all reasonable
                                          out-of-pocket costs and expenses
                                          associated with the preparation, due
                                          diligence, administration,
                                          syndication and enforcement of all
                                          documents executed in connection with
                                          the Senior Credit Facilities,
                                          including without limitation, the
                                          reasonable legal fees of the Agent's
                                          counsel regardless of whether or not
                                          the Senior Credit Facilities are
                                          closed.

OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Senior Credit Facilities contemplated hereby. The Borrower shall waive its right to a trial by jury.